EXHIBIT 99.2

\*/ DETACH PROXY CARD HERE \*/

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FIRST COMMUNITY BANCORP

The undersigned hereby appoints VICTOR R. SANTORO, MICHAEL L. THOMPSON and JARED M. WOLFF, or any of them, with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in First Community Bancorp at the Annual Meeting of Shareholders to be held on April 19, 2006 (the “Meeting”) and at any postponements or adjournments thereof upon the matters listed below.

The Board of Directors recommends a vote FOR each of the proposals listed below.

(Continued, and to be marked, dated and signed, on the other side)

\*/ DETACH PROXY CARD HERE \*/

FIRST COMMUNITY BANCORP

PROXY	SOLICITED BY THE BOARD OF DIRECTORS

1. To approve the principal terms of the Agreement and Plan of Merger by and between First Community Bancorp and Foothill Independent Bancorp, dated as of December 14, 2005, and the issuance of shares of First Community common stock to be issued in connection with the merger to Foothill stockholders.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To elect Directors	☐ FOR	☐ WITHHOLD AUTHORITY

All nominees listed below (except as marked to the contrary)
INSTRUCTION: to withhold authority for any individual, cross a line through the nominee’s name in the list below:

Stephen M. Dunn	John M. Eggemeyer	Barry C. Fitzpatrick	Susan E. Lester
Timothy B. Matz	Arnold W. Messer	Daniel B. Platt
Robert A. Stine	Matthew P. Wagner	David S. Williams

3. To approve an amendment to First Community’s articles of incorporation to increase the maximum amount of authorized shares of common stock from 30,000,000 to 50,000,000.	☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To approve an increase in the authorized number of shares available for issuance under First Community’s 2003 Stock Incentive Plan from 2,500,000 to 3,500,000.	☐ FOR	☐ AGAINST	☐ ABSTAIN

5. To approve an adjournment or postponement of the Annual Meeting if necessary to solicit additional proxies.	☐ FOR	☐ AGAINST	☐ ABSTAIN

6. To transact any other business as may properly come before the Annual Meeting and at any postponements or adjournments thereof.	☐ AUTHORITY		☐ WITHHOLD AUTHORITY

UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF ITEMS 1, 3, 4, 5 AND 6 AND OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.
Please sign exactly as name appears on reverse side. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

Dated: , 2006

Signature

Signature

Please Detach Here

\*/ You Must Detach This Portion of the Proxy Card \*/

Before Returning it in the Enclosed Envelope